Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 333-129021) pertaining to the Incentive Stock Compensation Plan of Nexity Financial Corporation of our report dated March 14, 2007, with respect to the consolidated financial statements of Nexity Financial Corporation included in the amended Annual Report (Form 10-K/A, Amendment No. 2) for the year ended December 31, 2006.

/s/ Mauldin & Jenkins LLC

Birmingham, Alabama

September 17, 2007